UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

BALLISTIC RECOVERY SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Minnesota	0-15318	41-1372079
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Airport Road South St. Paul, Minnesota	55401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 457-7491

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2008, Ballistic Recovery Systems, Inc. (the “Company”) agreed to extend the term of a consulting agreement with Boris Popov, a member of the Company’s Board of Directors, for an additional 12 months. Pursuant to the consulting agreement, Mr. Popov is required to provide the Company certain consulting services relating to the Company’s new product development. Mr. Popov is required to provide a minimum of 64 hours of service per month for $3,200 per month, and is entitled to an additional $50 per hour for each hour over the 64 hour minimum. The consulting agreement was originally entered into on November 19, 2004 for a six-month term, and has been extended periodically since such time. The current term, as extended, will expire on May 18, 2009.

The Company filed a copy of the original consulting agreement as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004, filed on February 14, 2005, and such filing is incorporated herein by reference.

Item 8.01 Other Events.

On April 25, 2008, the Company’s Board of Directors elected Darrel D. Brandt as the Chairman of the Board. Additionally, the Board made the following appointments to serve on its standing committees:

Audit Committee	Boris Popov, Darrel D. Brandt, and Fernando Caralt
Compensation Committee	Boris Popov, Darrel D. Brandt, and Thomas H. Adams, Jr.

The Board further elected not to appoint members to its Strategic Planning Committee, electing to delegate the responsibilities of that committee to the entire Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLISTIC RECOVERY SYSTEMS, INC.

Date: May 1, 2008

By: /s/ Carl D. Langr
Carl D. Langr, Chief Financial Officer